Bandwidth to Acquire International Cloud Communications Leader Voxbone
•Leading North American and international cloud platforms come together to supercharge enterprise communications across 60+ countries representing 93% of global GDP
•Global enterprises will benefit from a unified software platform and network for the rapid launch and hyper-scale of communications applications and experiences
•Combination will accelerate and expand Bandwidth's opportunity to serve $17.7 billion CPaaS market with a five-year CAGR of 33% (2019 to 2024)1
•Voxbone’s 2020 revenue is expected to be more than $85 million and up more than 25% year-over-year, and upon close will be accretive to Bandwidth’s non-GAAP gross margin and non-GAAP net income

RALEIGH, NC and LONDON, UK -- Oct 12, 2020 -- Bandwidth (NASDAQ: BAND), a leading enterprise cloud communications company announced it has signed a definitive agreement to acquire Voxbone, an international enterprise cloud communications leader, for an enterprise value of €446 million EUR, representing a multiple of approximately six times anticipated Voxbone 2020 revenue. Voxbone has been majority-owned by Vitruvian Partners, a leading growth- and technology-focused investment firm headquartered in London, UK, since 2015. Voxbone is a leading European-based communications platform and IP voice network. Since 2005, their mission has been to simplify global communications for businesses by providing compliant, quality coverage that can be integrated with any contact center, conferencing platform or voice application.
"We are bringing together leading domestic and international enterprise cloud communications platforms to supercharge global cloud communications for our customers. Bandwidth’s deep US presence and Voxbone’s world-wide platform across 60+ countries will serve enterprises in countries representing 93% of global GDP. Today’s announcement accelerates our international strategy by several years. Our current and future customers will benefit from using a unified software platform, network and team to serve people around the world,” said David Morken, Co-founder, Chairman and CEO of Bandwidth. "Voxbone’s platform is trusted by approximately 900 enterprises, including brands like Uber, Zoom, 8x8 and Skype. We’re thrilled to welcome this pioneering team to Bandwidth and congratulate them on their tremendous growth."
Combination to Supercharge Cloud Communications: Through this combination, Bandwidth will play an even greater role in leading the transformation of enterprise cloud communications, enabling companies around the world to develop, launch, and hyper-scale applications and customer experiences using rich voice and text.
Enterprises everywhere in 2020 are prioritizing voice, video, and text communications in their digital transformations. At the center of this challenge is a critical need for a single worldwide cloud communications platform and network. With the addition of Voxbone’s intuitive user experience, software platform and voice network spanning 60+ countries, Bandwidth will provide global enterprises with a unified answer to the question of how to develop and deliver communications applications and experiences around the world. This creates a tremendous opportunity for Bandwidth, as IDC projects worldwide spending on communications as a service to be $17.7 billion by 20241.
Upon close, Bandwidth will power 11 out of 12 of Gartner’s Magic Quadrant Leaders for UCaaS, CCaaS, and Meeting Solutions enterprises.
Other Information:
The consideration to Voxbone shareholders will consist of cash in the amount of $400 million USD (approximately €338 million EUR) with the remainder being paid in Bandwidth Class A common stock (approximately €108 million EUR)2.

The transaction is expected to close on October 31, 2020, and following the closing, Voxbone will operate under the Bandwidth brand.
Morgan Stanley & Co. LLC served as exclusive financial advisor to Bandwidth, with Latham & Watkins serving as legal counsel. Goldman Sachs International served as exclusive financial advisor to Voxbone and Vitruvian, with Freshfields Bruckhaus Deringer serving as legal counsel.
Q3 2020 Results and Guidance:
In conjunction with the announcement of the Voxbone acquisition, Bandwidth expects that it will report third quarter revenue and non-GAAP EPS that are above the guidance ranges provided on July 30. Bandwidth will report its financial results for the three months ended September 30, 2020 on October 29th after market close.
Bandwidth management will discuss additional details of the acquisition and the anticipated financial impact on the business during its third quarter earnings conference call on October 29, 2020.
Conference Call:
Bandwidth will host a conference call today at 8:30 a.m. Eastern Time to discuss the acquisition. To access the call, dial (877) 407-0792 for U.S. or Canada, or (201) 689-8263 from outside the U.S. or Canada. There is a presentation to follow during the call. The presentation, live webcast of the conference call and archived recording will be accessible from the Investors section of Bandwidth’s website at https://investors.bandwidth.com/investor-relations. An audio replay of this conference call will also be available through October 12, 2021, by dialing (844) 512-2921 for the U.S. or Canada, or (412) 317-6671 from outside the U.S. or Canada, and entering passcode 13711208.
About Bandwidth
Bandwidth (NASDAQ: BAND), is a leading enterprise cloud communications company. Companies like Google, Microsoft, Cisco, Zoom, and RingCentral use Bandwidth's APIs to easily embed voice, messaging and 911 access into software and applications. Bandwidth is the first and only CPaaS provider offering a robust selection of communications APIs built around their own nationwide IP voice network–one of the largest in the nation. More information is available at www.bandwidth.com.
About Voxbone
Voxbone is an international enterprise cloud communications leader, with coverage across 93% of the world by GDP. Since 2005, the company’s mission has been to simplify global communications for businesses by providing compliant, quality coverage that can be integrated with any contact center, conferencing platform or voice application. With a global network and extensive regulatory expertise, Voxbone is a national operator in markets around the world including the vast majority of the EU – allowing the company to deliver carrier-grade calls from the cloud. Customers include Uber, Zoom, Skype, CHR Hansen, 8x8, Dialpad, NICE inContact and Aircall. Voxbone has approximately 200 employees located in Brussels, London, Romania, Singapore, and the United States.
About Vitruvian Partners
Vitruvian Partners is an international growth equity firm headquartered in London with further offices in Stockholm, Munich, Luxembourg, San Francisco and Shanghai. Vitruvian focuses on dynamic situations characterized by high growth and change across asset-light industries. Vitruvian Funds have backed over 50 companies and have assets under management of c.€10 billion. In July 2020, Vitruvian announced the closing of Vitruvian Investment Partnership IV at a hard cap of €4 billion. Vitruvian is a signatory of the PRI. Notable investments to date include global market leaders in their field such as Snow Software, Just Eat, Farfetch, CallCredit, CRF Health, Marqeta, CFC Insurance, TransferWise, Ebury Skyscanner and others.

Forward-Looking Statements
This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our ability to consummate the acquisition with Voxbone, future financial and business performance, attractiveness of our product offerings and platform and the value proposition of our products, are forward-looking statements. The words "anticipate," "believe," "continue," "estimate," "expect," "intend," "guide," "may," "will" and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, our ability to consummate the acquisition with Voxbone, risks related to our rapid growth and ability to sustain our revenue growth rate, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to expand effectively into new markets, our ability to operate in compliance with applicable laws as well as other risks and uncertainties set forth in the "Risk Factors" section of our Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission and any subsequent reports that we file with the Securities and Exchange Commission after December 31, 2019. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no obligation to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.
Contact
Sarah Walas, Bandwidth, 919-504-6585, ir@bandwidth.com

1 IDC, Worldwide Communications Platform-as-a-Service Forecast, 2020-2024, doc # US46287520, May 2020.
2All references to EUR estimates in this release are based on October 9, 2020 exchange rates.